PROSPECTUS SUPPLEMENT                           This Prospectus Supplement,
FOR THE PERIOD ENDING                           filed pursuant to Rule
APRIL 30, 1998 TO                               424(b)(3), relates to
PROSPECTUS DATED                                Registration Statement
NOVEMBER 16, 1993                               33-71504-01 and the Prospectus
                                                dated November 16, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 15, 1998


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          0-23108                   Not Applicable
--------                          -------                   --------------
(State of                         (Commission               (IRS Employer
organization)                     File Number)              Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                               19720
--------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184

                                 Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)


                                  Page 1 of 134
                         Index to Exhibits is on page 7

Item 5. Other Events

A)      Series 1993-1:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)      Series 1993-2:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)      Series 1993-3:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)      Series 1994-2:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E)      Series 1994-3:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F)      Series 1994-A:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G)      Series 1995-1:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H)      Series 1995-2:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1995-2, which is attached as Exhibit 20(h) hereto.

I)      Series 1995-3:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J)      Series 1996-1:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K)      Series 1996-2:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L)      Series 1996-3:
On May 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the April 1998 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M)      Series 1996-4:
On May 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the April 1998 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N)      Series 1997-1:
On May 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the April 1998 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O)      Series 1997-2:
On May 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the April 1998 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P)      Series 1997-3:
On May 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the April 1998 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q)      Series 1997-4:
On May 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the April 1998 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

R)      Series 1998-1:
On May 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the April 1998 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(r) hereto.

S)      Series 1998-2:
On May 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the April 1998 Due Period with respect to Series 1998-2, which is attached as Exhibit 20(s) hereto.

T)      Series 1998-3:
On May 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the April 1998 Due Period with respect to Series 1998-3, which is attached as Exhibit 20(t) hereto.

U)      Series 1998-4:
On May 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the April 1998 Due Period with respect to Series 1998-4, which is attached as Exhibit 20(u) hereto.

Item 7. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.        Description
-----------        -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1997-1.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1997-2.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1997-3.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1997-4.

20(r) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1998-1.

20(s) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1998-2.

20(t) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1998-3.

20(u) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1998-4.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          DISCOVER CARD MASTER TRUST I
                                                  (Registrant)

                                          By: GREENWOOD TRUST COMPANY
                                              as originator of the Trust


                                          By:      John J. Coane
                                             ---------------------------------
                                              John J. Coane
                                              Vice President, Director of
                                              Accounting and Treasurer


Date: May 15, 1998

                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1997-1.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1997-2.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1997-3.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1997-4.

20(r) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1998-1.

20(s) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1998-2.

20(t) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1998-3.

20(u) Monthly Certificateholders' Statement, related to the Due Period ending April 30, 1998, for Series 1998-4.